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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 2000-B

                              OFFICER'S CERTIFICATE

Banker's Trust Company, Deutsche Bank      Key Bank USA, National Association
100 Plaza One, Mailstop: JCY03-6450        800 Superior Avenue, 4th Floor
Jersey City, NJ 07310                      Cleveland, Ohio 44114
ATTN: Corporate Trust & Agency Group       ATTN: Senior Vice President
        Structured Finance                 Key Education Resources
Phone: (201) 593-6776                      Phone: (216) 828-9342
Fax: (201) 593-6459                        Fax: (216) 828-9301

MBIA  Insurance Corporation
113 King Street
Armonk, NY 10504
ATTN: Data Administration
Phone: (914) 765-3772
Fax:     (914) 765-3810


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2000-B, as Issuer, and Bankers Trust Company, as Indenture Trustee, dated September 1, 2000, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2001, through December 31, 2001, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.


                                           KEYCORP STUDENT LOAN TRUST 2000-B,
                                           as Issuer
                                           By:   Bank One, National Association
                                                 as Eligible Lender Trustee


                                           By:    /S/ JEFFREY L. KINNEY
                                              ----------------------------------
Date:  March 8, 2002                       Name:  Jeffrey L. Kinney
                                           Title: Vice President